SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/X/ Preliminary Proxy Statement
/_/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                BETZDEARBORN INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      SAME
--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

1998


Notice of
Annual Meeting
and
Proxy Statement



[BETZDEARBORN LOGO]

/X/ PLEASE VOTE

Whether or not you plan to attend the annual meeting, your vote is important. To ensure that your shares will be represented, please complete, sign, date, and mail your proxy card in the enclosed postage paid envelope.

ANNUAL REPORTS

The Company's most recent Annual Report on
Form 10-K, including the financial statements and schedules filed with the SEC, is available upon written request and without charge. To receive a copy, direct your request to either
George L. James III, senior vice president and chief financial officer, or Linda R. Hansen, vice president, secretary and general counsel, at the corporate world headquarters address.

                                    CONTENTS


                                                              PAGE
                                                              ----

A MESSAGE FROM THE CHAIRMAN.................................     2

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS....................     3

PROXY STATEMENT.............................................     4
    /x/ Proposal No. 1: Election of Directors...............     5
        Board Committees and Director Meetings..............     8
        Information Relating to Executive Officers..........     9
        Ownership of Company Shares.........................    10
        Compensation Committee Report on Executive              12
        Compensation........................................
        Executive Compensation..............................    15
    /x/ Proposal No. 2: Approval of Increase in Number of
        Authorized Shares of Common Stock...................    21
    /x/ Proposal No. 3: Amendments to the Bylaws...........     22
    /x/ Proposal No. 4: Ratification of Independent
         Auditors...........................................    25

         OTHER MATTERS......................................    26

         ---------------------------------------------------------

         EXHIBIT A:  PROPOSED AMENDMENT TO ARTICLE 5 OF THE
                     RESTATED ARTICLES OF INCORPORATION....   A-1

         EXHIBIT B1: PROPOSED SECTION 4.01(B) OF THE
                     BYLAWS.................................  B1-1

         EXHIBIT B2: PROPOSED ARTICLE VII OF THE BYLAWS.....  B2-1

--------------------------------------------
     /x/ To be voted on at the meeting.

[BETZDEARBORN LOGO]                                     WILLIAM R. COOK
                                                        Chairman of the Board
                                                        President
                                                        Chief Executive Officer

                                                        BETZDEARBORN INC.
                                                        4636 Somerton Road
                                                        PO Box 3002
                                                        Trevose, PA 19053-6783
                                                        215 355-3300
                                                        215 953-2484 Fax

March 9, 1998

DEAR SHAREHOLDER:

You are cordially invited to attend the Company's Annual Meeting to be held Thursday, April 9, 1998, at our Corporate World Headquarters in Trevose, Pennsylvania. The meeting will begin with introductions of the nominee for Director and continuing Directors, followed by voting on the four proposals and other matters properly brought before the Meeting. We will then conclude with a report on Company operations.

In addition to electing a Director and ratifying the appointment of Ernst & Young LLP as independent auditors for the Company, you are being asked to consider and approve an amendment to the Company's Restated Articles of Incorporation and amendments to the Company's Bylaws. The Board of Directors believes these proposals are in the best interest of the Company and its shareholders and recommends a vote FOR each of the proposals. They are more fully described in the accompanying Proxy Statement, which you are encouraged to read carefully.

Your Board of Directors and Management look forward to personally greeting you on April 9th. If you will not be able to attend the Annual Meeting, we urge you to exercise your right to vote by promptly completing and returning your signed proxy card in the envelope provided.

Thank you for your cooperation and continued support.

Sincerely,

/s/ William R. Cook
----------------------
WILLIAM R. COOK
Chairman of the Board,
President and Chief Executive Officer

Shaping the Future of Water & Process Treatment

[BETZDEARBORN LOGO]                                  LINDA R. HANSEN
                                                     Vice President, Secretary
                                                     and General Counsel

                                                     BETZDEARBORN INC.
                                                     4636 Somerton Road
                                                     P.O. Box 3002
                                                     Trevose, PA 19053-6783
                                                     215-953-5707
                                                     215-953-5536 Fax

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

March 9, 1998

DEAR SHAREHOLDER,

The 1998 Annual Meeting of Shareholders of BetzDearborn Inc. will be held in the Corporate Training Facility at BetzDearborn World Headquarters, 4636 Somerton Road, Trevose, Pennsylvania, on Thursday, April 9, 1998 at 11:00 a.m. Daylight Savings Time, for the following purposes:

     1. To elect one Director as a member of a class for a term of three years;

     2. To approve an amendment to the Company's Restated Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 90,000,000 to 250,000,000 shares;

     3. To approve amendments of the Company's Bylaws regarding Director liability and indemnification of Directors, officers and other authorized representatives;

     4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1998; and

     5. To consider and transact such other business as may properly come before the Meeting or any adjournment thereof.

Shareholders of record at the close of business on February 20, 1998, will be entitled to vote at the meeting and any adjournments. It is important that your shares be represented and voted, and you are cordially invited to attend the meeting. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED, PROXY OR CONFIDENTIAL INSTRUCTION CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

Very truly yours,

/s/ Linda R. Hansen
-----------------------
LINDA R. HANSEN
Secretary

Shaping the Future of Water & Process Treatment

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of BetzDearborn Inc. for use at the 1998 Annual Meeting of Shareholders and any adjournments thereof. Distribution of this Proxy Statement and the enclosed proxy card is scheduled to begin on or about March 9, 1998.

     A Proxy may be revoked by a shareholder before it is exercised by notifying the Secretary of the Company prior to the Meeting or by voting in person at the Meeting. In the absence of voting instructions for one or more of the proposals listed on the Proxy, the Proxy will be voted FOR those proposals. As to any other matters that may properly come before the Meeting, the persons named in the Proxy will consult with the entire Board (including the nominee) and use their discretion in voting upon such matters.

     Solicitations may be made by mail, personal interview, and telephone by officers and regular employees of the Company, not exceeding twenty-five in number, who will receive no additional compensation therefor. The Company may request, and reimburse reasonable out-of-pocket expenses, of banks, brokers and other nominees to forward proxy materials to the beneficial owners of shares held of record. Additionally, the Company has retained D.F. King & Co., Inc. to assist with the solicitation of proxies from brokerage firms and banks. The Company will pay D.F. King & Co., Inc. a fee of $5,500 and reimburse them for their actual expenses in rendering this service.

     Only holders of record of the Company's common and preferred shares at the close of business on February 20, 1998, will be entitled to receive notice of, and vote at, the Meeting. Each such shareholder is entitled to one vote for each share held of record on all business that comes before the Meeting. Cumulative voting in the election of Directors is not permitted. On February 20, 1998, there were 29,535,377 common shares and 474,400 preferred shares of the Company issued and outstanding.

     The Company's Annual Report for 1997, on which no action will be asked by the Board, is enclosed with this Proxy Statement. It is not to be regarded as proxy solicitation material.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS


     Under the Company's Bylaws, the Board consists of not less than five or more than thirteen Directors divided into three classes approximately equal in number. Normally, the Directors of one class stand for election to three-year terms at each Annual Meeting, with the result that each class stands for election once every three years. This year's Meeting will relate to the election of one Director to a class for a three-year term expiring in 2001.

     The class of Directors whose term of office will expire at the 1998 Annual Meeting consists of Ms. Carolyn S. Burger, Geoffrey Stengel, Jr., and John G. Drosdick. Ms. Burger and Mr. Stengel have elected not to stand for reelection. Mr. Drosdick was appointed by the Board on December 11, 1997, to fill the unexpired term of deceased Director George A. Butler. As a consequence, the Company will reduce the size of the Board from eleven to nine Directors until such time as successors may be elected. Unless otherwise instructed, the persons named in the enclosed Proxy will vote shares subject to a valid Proxy in favor of the election of Mr. Drosdick.

     The Board knows of no reason why such nominee may be unable to serve as a Director. If the nominee should become unable to serve, the persons named in the Proxy, after consultation with the full Board, will exercise their discretion in voting for such person or persons as the Board may recommend.

     The following information is furnished with respect to the nominee for election and each of the continuing Directors of the Company. The information includes age, period served as Director, business experience during the past five years, and other directorships.

Nominee for Term Expiring in 2001:

               John G. Drosdick, age 54, was appointed a Director of the Company [PHOTO] in December, 1997. He has been a Director and President and Chief
               Operating Officer of Sun Company, Inc. since 1996. Previously, he was President and Chief Operating Officer of Ultramar Corporation from 1990 to 1996. Mr. Drosdick also serves as a Director of Ultramar Corporation.




                   The Board of Directors recommends that the
                       shareholders vote FOR the nominee.


Directors Whose Terms Will Expire in 1999:

               John W. Boyer, Jr., age 69, was elected a Director of the Company
   [PHOTO] in 1981. He has been a Director of the Philadelphia Suburban Corporation since 1981. Previously, he was Chairman of the Philadelphia Suburban Corporation from 1992 to 1993 and Chairman and President from 1981 to 1992. Mr. Boyer also serves as a Director of Salient 3 Corporation and Rittenhouse Trust Company. He is a Trustee of Eastern College and serves as Chairman of its Finance Committee.

               Patrick F. Brennan, age 66, was elected a Director of the Company
   [PHOTO] in 1992. He has been a Director of Consolidated Papers, Inc. since 1987, President and Chief Operating Officer from 1988 to 1996 and President, Chief Executive Officer and Chief Operating Officer from 1993 to 1996. Mr. Brennan is also a Director of Northland Cranberries, Inc. and Wisconsin Manufacturers and Commerce.


               William R. Cook, age 54, was elected Chairman of the Board of the
    [PHOTO] Company in 1996. He has been Chief Executive Officer of the Company since 1994, President since 1990 and a Director since 1989. Mr. Cook has been Chairman of the BetzDearborn Paper Process Group Inc. since 1990 and served as Chairman of the BetzDearborn Hydrocarbon Process Group Inc. from 1991 to 1994 and Chairman of Betz Entec, Inc. from 1992 to 1994. Mr. Cook is also a Director of Dynatech Corporation and the Chemical Manufacturers Association.


               Alan R. Hirsig, age 58, was elected Director of the Company in
    [PHOTO] 1995. He has been President and Chief Executive Officer of ARCO Chemical Company since 1991 and a Director since 1989. He is a Director of Philadelphia Suburban Corporation and Greater Philadelphia First. Mr. Hirsig is a Trustee of Bryn Mawr College and the YMCA of Philadelphia and vicinity, and also serves as Chairman of the Chemicals Manufacturers Association and Chairman of the Advisory Board of PRIME, Inc.


               John A.H. Shober, age 64, was elected a Director of the Company
    [PHOTO] in 1987. He has been a Director of Penn Virginia Corp. since 1989, Vice Chairman of the Board of Directors from 1992 to 1996, and President and Chief Executive Officer from 1989 to 1992. He is a Director of MIBRAG mbH, Ensign-Bickford Industries, Inc., Airgas, Inc., Anker Coal Group, Inc., CD Technologies, Inc., First Reserve Corporation and the Eisenhower Exchange Fellowships, Inc.

Directors Whose Terms Will Expire in 2000:

               John F. McCaughan, age 62, was elected a Director of the Company
  [PHOTO] in 1972. He was Chairman of the Board from 1982 to 1996, Chief Executive Officer from 1982 to 1993 and President of the Company from 1987 to 1989. Mr. McCaughan serves as a Director of Philadelphia Suburban Corporation, Penn Mutual Life Insurance Company and the YMCA of Philadelphia and vicinity. He also is a Trustee of the Doylestown Hospital Foundation.



               John Quarles, age 62, was elected a Director of the Company in
  [PHOTO] 1992. Since 1977, he has been a partner in the law firm of Morgan, Lewis and Bockius where he heads the firm's environmental practice group. Mr. Quarles is a former Chairman of the Firm and currently is a member of the firm's Executive Committee. Mr. Quarles also is a Director of the Christian Broadcasting Network and a former Director of the Environmental Law Institute.


               Robert L. Yohe, age 61, was elected a Director of the Company in
  [PHOTO] 1991. Since 1995, he has been an independent corporate director and advisor. Mr. Yohe was Vice Chairman of Olin Corporation from 1993 to 1994 after serving as Executive Vice President from 1987 to 1993. He was a Director of Olin Corporation from 1990 to 1994. Mr. Yohe serves as a Director of Airgas, Inc., Calgon Carbon Corporation, LaRoche Industries Inc., Marsolex Inc. and The Middleby Corporation. He also is a Trustee of Lafayette College.

                     BOARD COMMITTEES AND DIRECTOR MEETINGS

     The Board held six regular meetings during 1997. All Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and committees on which they served during 1997.

     As of January 1, 1998, there are four standing committees of the Board of
Directors: Audit Committee, Corporate Governance Committee, Environmental, Health and Safety Committee, and Executive Compensation and Retirement Committee.

     THE AUDIT COMMITTEE reviews the qualifications and independence of the Company's independent auditors and recommends a firm to the Board for election by the shareholders. The Audit Committee also considers and approves the range of audit and nonaudit fees, the scope of nonaudit services performed by independent auditors, and the annual compensation of the independent auditors. With the assistance of the Company's independent auditors and internal auditors, the Committee also reviews the Company's internal accounting policies and procedures. The Audit Committee, which presently consists of Directors Brennan, Boyer, Drosdick, and Shober, met two times during 1997.

     THE CORPORATE GOVERNANCE COMMITTEE evaluates and recommends to the full Board the slate of Directors to be submitted to the shareholders at the Annual Meeting as well as candidates to be appointed by the Board to fill vacancies that may occur from time to time. It also recommends to the Board the slate of Directors for Committee assignments and the election of the Chairman of each Committee. The Corporate Governance Committee evaluates director compensation methods in order to attract and retain qualified Directors and ensure that the Company remains competitive with similarly situated corporations. In considering candidates for nomination as a Director, the Corporate Governance Committee will consider individuals suggested by shareholders of the Company. Shareholders wishing to suggest an individual for consideration as a Director should submit the candidate's name and complete biographical resume to the Committee's Chairman, BetzDearborn Inc., 4636 Somerton Road, Trevose, PA 19053. All shareholder suggestions must be received by November 9 immediately preceding the Annual Meeting, at which such nominee would be eligible for election to be considered for recommendation by the Corporate Governance Committee. The Corporate Governance Committee, which presently consists of Directors Boyer, McCaughan, Quarles, and Shober, met two times during 1997.

     THE ENVIRONMENTAL, HEALTH AND SAFETY COMMITTEE is a new standing committee of the Board which was established effective January 1, 1998, to determine the appropriateness and adequacy of the Company's global environmental, health and safety policies and programs. This committee monitors the Company's conformance with corporate policies and applicable laws and regulations. It assesses the effectiveness of the Company's internal Environmental, Health and Safety audit program; waste minimization efforts; remediation of waste sites, and the Company's policies, procedures and practices relating to the protection of the environment and the health and safety of employees, customers, contractors, and the public. The Environmental, Health and Safety Committee also monitors scientific, legislative, and judicial developments and their effect on the Company's environmental, health and safety practices. The Environmental, Health and Safety Committee presently consists of Directors Hirsig, Quarles, and Yohe.

     THE EXECUTIVE COMPENSATION AND RETIREMENT COMMITTEE is the successor to the former Executive Compensation and Employee Benefits Committee. Effective January 1, 1998, the Retirement and Stock Bonus Plan Committee was dissolved and its duties delegated to the Executive Compensation and Employee Benefits Committee, which was renamed the Executive Compensation and Retirement Committee. The Committee fixes the individual compensation rates for corporate senior officers and presidents of subsidiaries and divisions following consultation with the chief executive officer; makes recommendations to the Board regarding any plan that affects only senior management as well as significant changes to executive benefit plans; reviews employee benefit plans with the Board and apprises the Board of any significant changes and additions to existing benefits that should be considered; oversees the funding of the Company's retirement and 401(k)/ESOP Plans in the United States and monitors pension fund performance in other countries; appoints and monitors the performance of trustees and fund managers; retains investment consultants to evaluate investment performance; and defines investment policies and performance indices for each of the plans it oversees. The Executive Compensation and Retirement Committee, which presently consists of Directors Brennan, Drosdick, Hirsig, and Yohe, met three times in 1997. The Retirement and Stock Bonus Plan Committee met two times in 1997 before it was dissolved and its duties delegated to the Executive Compensation and Retirement Committee.

                               EXECUTIVE OFFICERS

     The following information is furnished with respect to each of the executive officers of the Company. The information includes age, position or office with the Company and business experience during the past five years. Each executive officer is elected annually to the positions and offices held with the Company.

Linda R. Hansen                   Ms. Hansen, age 50, has been Vice President, Secretary and
                                  General Counsel of the Company since 1997. Previously, Ms.
                                  Hansen was Senior Vice President, General Counsel and
                                  Assistant Secretary for Fisher Scientific Company from 1995 to 1997 and Vice President, General Counsel and Secretary
                                  of Curtin Matheson Scientific, Inc. from 1987 to 1995.
Richard A. Heberle                Mr. Heberle, age 58, has been Group Vice President of the
                                  Company since 1998. Previously, he was Senior Vice
                                  President of the Company from 1995 to 1998 and President of
                                  Betz International, Inc. from 1980 to 1994.
John L. Holland                   Mr. Holland, age 55, has been Group Vice President of the
                                  Company since 1998 and President of the BetzDearborn Water
                                  Management Group since 1995. He was Senior Vice President
                                  of the Company from 1995 to 1998, President of the
                                  BetzDearborn Paper Process Group Inc. from 1994 to 1995 and
                                  President of Betz Canada Inc. from 1991 to 1994.
George L. James III               Mr. James, age 51, has been Senior Vice President and Chief
                                  Financial Officer of the Company since 1997. He was Vice
                                  President and Chief Financial Officer from 1995 to 1997 and
                                  Treasurer of the Company from 1995 to 1996. Previously, Mr.
                                  James was Vice President, Corporate Development and
                                  Planning of Scott Paper Company from 1994 to 1995 and Vice
                                  President, Corporate Finance, Planning and Analysis of
                                  Scott Paper Company from 1992 to 1994.
Ronald A. Kutsche                 Mr. Kutsche, age 55, has been Group Vice President of the
                                  Company since 1998 and President of the BetzDearborn Paper
                                  Process Group Inc. since 1995. Since 1994, he has been
                                  Chairman of the BetzDearborn Metals Process Group.
                                  Previously, he was Senior Vice President of the Company
                                  from 1995 to 1998, and served as Chairman of the
                                  BetzDearborn Hydrocarbon Process Group Inc. from 1994 to
                                  1995, President of the BetzDearborn Hydrocarbon Process
                                  Group Inc. from 1990 to 1995, Chairman of Betz Energy
                                  Chemicals, Inc. in 1994, and President of Betz Energy
                                  Chemicals, Inc. from 1990 to 1994.
Larry V. Rankin                   Mr. Rankin, age 54, has been Senior Vice President of the
                                  Company since 1988 and Chairman of BetzDearborn Canada Inc.
                                  since 1990. Previously, he was Chairman of Betz
                                  International, Inc. and Chairman of Betz Europe, Inc. from
                                  1987 to 1996.

                          OWNERSHIP OF COMPANY SHARES

     The following table includes information regarding beneficial ownership of the Company's common stock by owners of more than 5% of such shares.

------------------------------------------------------------------------------------------------------------------
                               NAMES AND ADDRESS OF                   AMOUNT AND NATURE             PERCENT OF
   TITLE OF CLASS                BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP       CLASS OUTSTANDING
------------------------------------------------------------------------------------------------------------------
Common Stock           Scudder, Stevens & Clark, Inc.                     2,895,914                    9.80%
                       345 Park Avenue
                       New York, NY 10154
Common Stock           The Regents of                                     1,573,500                    5.33%
                       the University of California
                       300 Lakeside Drive
                       Oakland, CA 94612
------------------------------------------------------------------------------------------------------------------

     The Company is not aware of any other person or group which is the beneficial owner of more than 5% of the Company's common shares or preferred shares.

     The table below includes information regarding beneficial ownership of the Company's shares by each Director, nominee and named executive officer as defined below, and for all Directors and executive officers of the Company as a group as of February 20, 1998. Unless otherwise indicated in the footnotes, each individual exercises sole voting and investment power over all common shares set forth opposite his or her name.

-------------------------------------------------------------------------------------------------------
                                       COMMON        PERCENT OF       DEFERRED PLAN      PERCENT OF
                                      SHARES(1)   CLASS OUTSTANDING     SHARES(2)     CLASS OUTSTANDING
-------------------------------------------------------------------------------------------------------
John W. Boyer, Jr...................     1,700          *                   507             *
Patrick F. Brennan..................     2,200          *                 1,766             *
Carolyn S. Burger...................       600          *                   507             *
William R. Cook.....................    45,040(3)       *                    --             *
John G. Drosdick....................     1,000          *                   125             *
Richard A. Heberle..................    17,755(3)       *                    --             *
Alan R. Hirsig......................     2,000          *                   507             *
John L. Holland.....................    10,711(3)       *                    --             *
George L. James III.................     7,955          *     s              --             *
Ronald A. Kutsche...................    10,098(3)       *                    --             *
John F. McCaughan...................    44,249(4)       *                    --             *
John Quarles........................     1,700          *                 2,000             *
Larry V. Rankin.....................    18,281(3)       *                    --             *
John A.H. Shober....................     3,500          *                   507             *
Geoffrey Stengel, Jr................     2,200          *                   507             *
Robert L. Yohe......................     2,000          *                 1,766             *
All Directors and executive officers
  as a group (17 persons)...........   168,622          *                 8,192             *

--------------------------------------------------------------------------------

* Indicates ownership of less than 1% of the class outstanding.

(1) The numbers shown include shares granted subject to forfeiture and restrictions on transfer pursuant to the Company's Employee Stock Incentive Plan over which the persons named have voting power as follows: Mr. Cook, 19,992 shares; Mr. Heberle, 4,355 shares; Mr. Holland, 4,119 shares; Mr. Kutsche, 5,013 shares; Mr. Rankin, 4,758 shares; all Directors and executive officers as a group

    (17 persons), 41,495 shares. Also included is each person's respective interest in certain shares held by the Trustee of the Company's Employee Stock Ownership and 401(k) Plan over which such persons have voting and investment power: Mr. Cook, 726 shares; Mr. Heberle, 495 shares; Mr. Holland, 148 shares; Mr. Kutsche, 181 shares; Mr. Rankin, 2,762 shares; all Directors and executive officers as a group (17 persons), 15,170 shares. Not included are shares which may be acquired upon the exercise of stock options granted under the BetzDearborn Inc. Stock Option Plan of 1981 and the BetzDearborn Inc. Stock Option Plan of 1987 over which the named individuals have neither voting nor investment power until exercise of the options: Mr. Cook, 138,874 shares; Mr. Heberle, 37,253 shares; Mr. Holland, 37,394 shares; Mr. Kutsche, 55,754 shares; Mr. Rankin, 56,943 shares; all Directors and executive officers as a group (17 persons), 484,280 shares.

(2) Deferred Plan shares represent shares of common stock of the Company hypothetically purchased by the persons named under the Company's Directors' Deferred Compensation Plan. Such Plan provides that Directors who are not employees of the Company may elect to defer all or any portion of their compensation earned as a Director and invest such amount in shares of common stock of the Company. Common stock so invested is adjusted to reflect stock dividends and splits; however, upon retirement, payments of deferred compensation are made in cash.

(3) Does not include interest in shares of preferred stock over which the persons named have voting power only as follows: Mr. Cook, 261 shares; Mr. Heberle, 238 shares; Mr. Holland, 202 shares; Mr. Kutsche, 235 shares; and Mr. Rankin, 258 shares.

(4) Does not include 200 shares held by Mr. McCaughan's wife for herself or as a trustee or 280 shares held by his mother for herself with respect to which Mr. McCaughan disclaims beneficial ownership.
--------------------------------------------------------------------------------

REMUNERATION OF DIRECTORS

     Each Director who is not an employee of the Company ("Outside Director") receives an annual retainer in the form of 500 shares of the Company's common stock granted without restrictions under the Employee Stock Incentive Plan as compensation for Board Committee assignments and meetings. Outside Directors are paid a fee of $1,500 for each Board Meeting attended. Committee Chairs are paid an annual retainer of $3,000, and the Chairs and each Committee member are paid a fee of $1,000 for each Committee Meeting attended. In addition, each Director is granted annually an option to purchase 1,000 shares of the Company's common stock according to the Company's Stock Option Plan of 1987. Directors who are employees of the Company are not paid any fees.

     Outside Directors are also eligible to participate in the Company's Directors' Deferred Compensation Plan in which they may elect to defer some or all of their compensation.

     In order to reinforce the importance of aligning Director interest with shareholder value, the Board requires each Outside Director to acquire and maintain ownership of shares of Company common stock equal to not less than $100,000 in value within a predetermined period of initial election to the Board.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

     Mr. Quarles is a partner in the law firm of Morgan, Lewis and Bockius which provided legal services to the Company in 1997.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation and Retirement Committee, which is comprised entirely of nonemployee Directors, establishes base compensation rates for the Company's executive officers, and approves awards under the Company's Employee Stock Incentive Plan and Stock Option Plan of 1987, among other duties. This report addresses the Company's compensation policies for 1997 as they affected the Chief Executive Officer, the five executive officers who were the Company's most highly paid executives in 1997 (collectively, with the Chief Executive Officer, the "Named Executive Officers"), and the other executive officers of the Company.

COMPENSATION PHILOSOPHY

     The Committee's executive compensation policies are designed to provide competitive compensation opportunities, to reward executives consistent with the Company's performance, to recognize individual performance and responsibility, to assist the Company in attracting and retaining qualified executives and, most importantly, to underscore the importance of total shareholder return. The principal elements of compensation are base salaries, annual cash bonuses, and long-term stock-based incentives. By design, the variable or at-risk components of compensation are proportionately greater for senior executives, in recognition of their greater potential impact on the Company's results.

     All compensation decisions are determined following a detailed review of many factors that the Committee believes are relevant, including the Company's achievements over the past year, external competitive data, each individual's contributions to the Company's success, significant changes in roles or responsibilities, and the internal equity of pay relationships.

     While total compensation opportunities for the Named Executive Officers are targeted to be consistent with median levels of competitive compensation for executives with comparable responsibilities in similarly sized specialty chemical and diversified industrial firms, the actual compensation earned in any particular year may be more or less than the competitive median, depending upon shareholder returns, the Company's performance, and individual contributions. Total compensation opportunities for the Named Executive Officers are adjusted over time as appropriate to satisfy these objectives.

     The competitiveness of the Company's total compensation program -- incorporating base salaries, annual cash bonuses, and long-term stock-based incentives -- is assessed regularly with the assistance of the Committee's independent compensation consultant. Data for these comparisons is drawn from national compensation surveys of both specialty chemical and diversified industrial firms, as well as from a detailed competitive assessment of the proxy statements of a peer group of specialty chemical manufacturers. The firms represented in the compensation peer group (firms in the Value Line Specialty Chemical Index) are the same as those employed in the performance graph. The median annual revenue and market capitalization of the firms in the compensation peer group are comparable to that of the Company.

BASE SALARY

     Base salaries for all Named Executive Officers, including the Chief Executive Officer, are reviewed annually by the Committee. In determining appropriate base salaries, the Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of pay relationships, and the contributions of the individual to the Company's success.

ANNUAL CASH BONUS INCENTIVES

     The Committee believes that executives should be rewarded for their contributions to the annual success of the Company and, as such, administers the Performance Incentive Compensation Plan. Awards paid under the Plan reflect the degree to which the Company meets or exceeds certain predetermined financial objectives, as measured by results from operations. Threshold levels of performance, below which no awards will be paid, have been established. Awards may be adjusted to reflect individual contributions to the Company's success. All Named Executive Officers, including the Chief Executive Officer, are eligible to participate in this program.

LONG-TERM STOCK-BASED INCENTIVES

     The Company believes that it is essential to strongly link executive, employee, and shareholder interests. To meet this objective, the Committee administers the Stock Option, the Stock Incentive Plan, and the Employee Stock Purchase Plan to help attract, retain, and motivate executives and other employees by providing them with an opportunity to share in the Company's success.

     STOCK OWNERSHIP GUIDELINES: The Committee has determined that it is in the interest of the Company and the shareholders to require approximately eighty of the Company's most senior employees, including each Named Executive Officer and the Chief Executive Officer, to acquire and maintain ownership of significant amounts of Company stock. Ownership requirements are based on the employee's roles and responsibilities, and they range from 50% of base salary up to 400% of base salary for the Chief Executive Officer. In addition, each nonemployee Director is required to acquire and maintain ownership of shares of Company common stock of a value not less than $100,000. These ownership requirements are to be achieved over predetermined time periods and are to be maintained thereafter. Each of the Named Executive Officers, including the Chief Executive Officer, and each nonemployee Director, has met or has made substantial progress towards meeting the ownership requirements.

     STOCK OPTION PLAN: In determining individual awards under the Stock Option Plan of 1987, the Committee considers the extremely competitive market, the contributions of the individual to the success of the Company, and the need to retain the individual over time. A significant proportion of the Company's employees, including all Named Executive Officers and the Chief Executive Officer, are eligible to participate in this program. The Committee believes that broad-based equity incentive opportunities are an important element of a shareholder-focused compensation strategy. In any given year, the total number of shares awarded under this Plan may vary based on a number of factors, including business conditions, Company performance, and stock appreciation.

     STOCK INCENTIVE PLAN: The Committee also administers the Stock Incentive Plan, which provides for restricted stock awards. Named Executive Officers, including the Chief Executive Officer and other officers, are annually eligible for a restricted stock award that will vest either on the fifth anniversary of its grant, or earlier upon the achievement of predetermined Company performance objectives. The Committee strongly believes that this program provides a strong link between executive compensation and total shareholder return, Company performance, and individual contribution.

     ACQUISITION INCENTIVE COMPENSATION PLAN: The Company's 1996 acquisition of Dearborn provided shareholders with substantial opportunities. To help ensure that these opportunities were realized in a timely fashion, the Committee implemented a one-time Acquisition Incentive Compensation Plan. Under this Plan, Named Executive Officers, including the Chief Executive Officer and other officers, were provided with the opportunity to earn shares of Company common stock upon the achievement of significant operating cost reductions and upon the achievement of an accretive level of earnings per share over a predetermined time period. Portions of the award opportunity may be earned for performance at predetermined milestones. Opportunities provided to the Named Executive Officers, including the Chief Executive and other officers, under this Plan reflect the Committee's assessment of their ability to influence the Company's performance with respect to predetermined acquisition and total shareholder return goals. By linking the award opportunity to key performance objectives, and by providing the award in the form of Company stock, the Committee believes that it has established a strong link between executive compensation, total shareholder return, and Company performance.

     EMPLOYEE STOCK PURCHASE PLAN: The Committee and the Board of Directors strongly believe that total shareholder returns can be enhanced when all employees have an opportunity to share in the Company's success. During 1997, the Committee recommended, and the Board and shareholders approved the implementation of an Employee Stock Purchase Plan. Under this Plan, substantially all employees, including the Named Executive Officers, have the opportunity to invest in the common stock of the Company at a discount of 15% of fair market value up to a maximum of $25,000 worth of common stock annually. The Committee believes that this is a valuable employee benefit that will increase employee interest in stock price and total shareholder return.

     The Committee has reviewed the Internal Revenue Code provisions which place a limit on deductions for compensation for any Named Executive Officers in excess of $1,000,000. Although the Committee intends to comply with these provisions, it has determined that it should retain the flexibility to balance this intention with the need to meet the Company's executive compensation objectives as outlined above. Over time, the Committee will continue to consider the implications of this statute.

1997 COMPENSATION

     Nineteen ninety-seven was a year of significant challenge and outstanding accomplishment. The integration of Dearborn acquisition was completed ahead of schedule attaining cost reductions in excess of the Company's goals. The Dearborn acquisition became accretive to earnings one year ahead of schedule. However, the Company experienced systems-related problems which caused supply chain and invoicing disruptions which affected the field sales force during the first half of the year. Despite these difficulties, the Company achieved record sales and earnings for the year.

     Base salaries paid in 1997 reflect the Committee's review of external competitiveness, the roles and responsibilities of the individuals, the internal equity of pay relationships, and the contributions of the individual to the Company's success. The Chief Executive Officer's base salary was increased in 1997 to a level which the Committee believes is approximately equal to the competitive median for chief executive officers in similarly sized specialty chemical and diversified industrial firms.

     Incentive bonuses paid to all Named Executive Officers, including the Chief Executive Officer, for 1997 were determined in conjunction with the Company's Performance Incentive Compensation Plan, which reflects the Company's success assessed against predetermined financial results from operations and individual contributions to that success.

     Stock options and restricted stock grants awarded in 1997 to all Named Executive Officers, including the Chief Executive Officer, were based on an assessment of competitive practice and individual contributions, and were intended to help retain the executives over time and to provide rewards consistent with shareholder returns. Options granted in 1997 vest ratably over time, and all options were granted with an exercise price equal to the fair market value on the date of the grant. With respect to option grants, no compensation will be earned unless the share price increases, thereby creating shareholder returns. Restricted stock grants awarded to all Named Executive Officers, including the Chief Executive Officer, under the Stock Incentive Plan vest at the end of five years, or earlier upon the achievement of predetermined performance objectives.

     During 1997, the Committee determined that the Company's performance met certain operating cost objectives outlined under the Acquisition Incentive Compensation Plan. In recognition of these achievements, the Committee awarded shares of stock to all Named Executive Officers, including the Chief Executive Officer and other officers. These awards are reflected in the Summary Compensation Table.

     In addition, in early 1998, the Committee determined that the Company's 1997 performance met certain earnings per share objectives outlined under the Plan. In recognition of these achievements, the Committee will award shares of stock to all Named Executive Officers, including the Chief Executive Officer and other officers. These awards are reflected in the Long-Term Incentive Plans -- Awards in Last Fiscal Year Table.

     This report is submitted by the following nonemployee Directors who presently constitute the Executive Compensation and Employee Benefits Committee.

                         Robert L. Yohe, Chairman
                         Patrick F. Brennan
                         John G. Drosdick
                         Alan R. Hirsig

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides information regarding compensation paid, accrued, or set aside by the Company during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, as determined by salary and bonus earned during 1997.
--------------------------------------------------------------------------------

                                                                                 LONG TERM COMPENSATION
                                                                           -----------------------------------
                                       ANNUAL COMPENSATION                          AWARDS            PAYOUTS
                         -----------------------------------------------   ------------------------   --------

          (A)            (B)       (C)           (D)            (E)              (F)          (G)       (H)           (I)
                                                               OTHER                                                  ALL
                                                              ANNUAL         RESTRICTED      NUMBER                  OTHER
NAME AND PRINCIPAL                              BONUS        COMPENSA-          STOCK          OF       LTIP        COMPEN-
 POSITION                YEAR   SALARY ($)     ($)(1)      SATION ($)(2)   AWARD(S) ($)(3)   OPTIONS  PAYOUTS    SATION ($)(4)
------------------------------------------------------------------------------------------------------------------------------

WILLIAM R. COOK          1997    $574,997     $245,000          --            $169,739       30,000   $627,500      $5,131
Chairman, President and  1996     535,002      230,000          --             578,080       17,373      --          5,351
Chief Executive Officer  1995     460,017       85,000          --                   0       29,624      --          4,303
RICHARD A. HEBERLE       1997    $257,135     $ 87,500          --            $ 42,168        8,000   $329,438      $5,131
Group Vice President     1996     232,500       80,000          --             146,315        4,196      --          4,955
                         1995     195,800       30,100          --                   0       10,701      --          4,303
JOHN L. HOLLAND          1997    $308,902     $ 50,000          --            $ 50,639        8,000   $329,438      $5,131
Group Vice President     1996     276,248       96,000          --              70,800        4,911      --          5,028
                         1995     219,221       62,500          --             102,109       17,408      --          4,303
RONALD A. KUTSCHE        1997    $251,946     $112,100          --            $ 41,290        7,000   $156,875      $5,131
Group Vice President     1996     245,000       18,600          --               3,644        4,520      --          4,881
                         1995     211,365       57,500          --              15,717       21,540      --          4,108
LARRY V. RANKIN          1997    $246,693     $ 81,300          --            $ 35,077        8,000   $235,313      $5,131
Senior Vice President    1996     232,800       87,800          --             154,792        4,440      --          4,976
                         1995     220,700       32,600          --                   0        9,278      --          4,303
------------------------------------------------------------------------------------------------------------------------------

(1) Reflects bonus earned in year indicated, but paid the following year.

(2) The aggregate of other annual compensation of each of the named executive officers does not exceed the lesser of $50,000 or 10% of his total annual salary and bonus, and therefore is not reportable in column (e).

(3) The value of restricted stock awards made in 1997 pursuant to the Company's Employee Stock Incentive Plan is determined by the closing price of the Company's common stock on the date of grant as reported by the New York Stock Exchange (NYSE) multiplied by the number of shares. The value of the aggregate number of shares of restricted stock held by each named executive officer is determined by the closing price of the Company's common stock on December 31, 1997 ($61.0625) as reported by the NYSE multiplied by the aggregate number of shares. The aggregate number of shares and value of restricted stock held as of December 31, 1997, by each named executive officer is: William R. Cook, 19,992 shares, $1,220,762; Richard A. Heberle, 4,355 shares, $265,927; John L. Holland, 4,119 shares, $251,516; $215,429;
    Ronald A. Kutsche, 5,013 shares, $306,106 and Larry V. Rankin, 4,758 shares, $290,535. Shares granted in 1997 vest either on the fifth anniversary of the date of the grant or earlier depending on the achievement of predetermined Company performance objectives. Dividends are paid on restricted stock from date of grant.

(4) Represents the value of $2,756 in participant allocations and the balance in Company matching contributions, each in the form of preferred shares, pursuant to the Company's Employee Stock Ownership and 401(k) Plan.
--------------------------------------------------------------------------------

STOCK OPTION GRANTS DURING 1997

     The following table reports the number, exercise price, expiration date of stock options and their potential realizable values based on assumed annual compounded rates of stock price appreciation of awards granted during 1997 pursuant to the Company's Stock Option Plan of 1987.
--------------------------------------------------------------------------------

                                                                                    POTENTIAL
                                                                                REALIZABLE VALUE
                                                                                AT ASSUMED ANNUAL
                                                                              RATES OF STOCK PRICE
                                                                                  APPRECIATION
                            INDIVIDUAL GRANTS                                    FOR OPTION TERM
--------------------------------------------------------------------------   -----------------------
          (A)                 (B)          (C)         (D)         (E)          (F)          (G)
                                          % OF
                                          TOTAL
                            NUMBER       OPTIONS/
                           OF SECU-        SARS
                            RITIES      GRANTED TO
                          UNDERLYING    EMPLOYEES    EXERCISE
 NAME AND PRINCIPAL       OPTIONS/SARS  IN FISCAL    OR BASE    EXPIRATION
  POSITION                GRANTED (1)    YEAR (2)     PRICE        DATE        5% ($)      10% ($)
----------------------------------------------------------------------------------------------------
WILLIAM R. COOK             30,000         4.36       $62.75      2/13/07    $1,183,000   $3,000,000
Chairman, President and
Chief Executive Officer
RICHARD A. HEBERLE           8,000         1.16        62.75      2/13/07       315,680      800,000
Group Vice President
JOHN L. HOLLAND              8,000         1.16        62.75      2/13/07       315,680      800,000
Group Vice President
RONALD A. KUTSCHE            7,000         1.02        62.75      2/13/07       276,220      700,000
Group Vice President
LARRY V. RANKIN              8,000         1.16        62.75      2/13/07       315,680      800,000
Senior Vice President

--------------------------------------------------------------------------------

(1) Options were granted on February 13, 1997, and have a maximum term of ten years subject to earlier termination in the event of optionee's cessation of service with the Company. Options become exercisable for one-third of the option shares on the date of the option grant; one-third of the option shares upon completion of one year of service from the date of the option grant; and one-third of the option shares upon completion of two years of service from the date of the option grant.

(2) No stock appreciation rights are granted pursuant to the Company's Stock Option Plan of 1987.
--------------------------------------------------------------------------------

STOCK OPTION EXERCISES DURING 1997 AND YEAR-END OPTION VALUES

     The following table contains information related to aggregated stock options exercised by the named executive officers of the Company during 1997 and the number and value of stock options held at year end. The Company does not have any outstanding stock appreciation rights.

           AGGREGATED OPTION EXERCISES IN LAST CALENDAR YEAR AND YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------
           (A)                    (B)               (C)              (D)                (E)
                                                                  NUMBER OF           VALUE OF
                                                                  SECURITIES        UNEXERCISED
                                                                  UNDERLYING           IN THE
                                                                 UNEXERCISED           MONEY
                                                                  OPTIONS AT         OPTIONS AT
                                                                    FY-END         FY-END ($)(2)
                                                                --------------   ------------------
                               NUMBER OF
 NAME AND PRINCIPAL         SHARES ACQUIRED   VALUE REALIZED     EXERCISABLE/       EXERCISABLE/
  POSITION                    ON EXERCISE         ($)(1)        UNEXERCISABLE      UNEXERCISABLE
---------------------------------------------------------------------------------------------------
WILLIAM R. COOK                 --                --            113,083/25,791   $1,189,610/103,152
Chairman, President and
Chief Executive Officer
RICHARD A. HEBERLE               1,408            $60,368        30,521/6,732       427,390/24,901
Group Vice President             3,000             68,250
                                 3,740             98,876
JOHN L. HOLLAND                  1,816             70,370        30,423/6,971      382,491/29,159
Group Vice President             2,030             86,402
RONALD A. KUTSCHE               --                --             49,581/6,173      806,355/26,825
Group Vice President
LARRY V. RANKIN                 --                --             50,129/6,814      756,118/26,362
Senior Vice President

--------------------------------------------------------------------------------
(1) Value realized is the difference between the option exercise price and the closing market price of the common stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) The closing price for the Company's common stock as reported by the New York Stock Exchange on December 31, 1997, was $61.0625. Value is the difference between the option exercise price and $61.0625 multiplied by the number of shares of common stock underlying the option.
--------------------------------------------------------------------------------

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                                              ESTIMATED FUTURE PAYOUTS
                                                                         UNDER NON-STOCK PRICE-BASED PLANS
                                                                   ----------------------------------------------
            (A)                   (B)                (C)                (D)              (E)              (F)
                                                 PERFORMANCE
                               NUMBER OF          OR OTHER
                             SHARES, UNITS      PERIOD UNTIL
                               OR OTHER         MATURATION OR
      NAME                   RIGHTS (#)(1)        PAYOUT(2)        THRESHOLD (#)      TARGET (#)      MAXIMUM (#)
-----------------------------------------------------------------------------------------------------------------
WILLIAM R. COOK                   n/a           12/31/98 or              0              8,000           10,000
                                                earlier
RICHARD A. HEBERLE                n/a           12/31/98 or              0              1,800            2,250
                                                earlier
JOHN L. HOLLAND                   n/a           12/31/98 or              0              1,800            2,250
                                                earlier
RONALD A. KUTSCHE                 n/a           12/31/98 or              0              2,000            2,500
                                                earlier
LARRY V. RANKIN                   n/a           12/31/98 or              0              3,000            3,750
                                                earlier
--------------------------------------------------------------------------------

(1) In 1997, the Executive Compensation and Employee Benefits Committee approved the adoption of the Acquisition Incentive Compensation Plan for a select group including the Named Executive Officers. Under the Plan, awards in the form of vested restricted stock will be granted upon the achievement of predetermined earnings per share goals. Assessment of the Company's earnings per share achievements will be made by the Committee and will reflect primarily earnings per share as reported in the Company's Forms 10-Q. Achievement of the earnings per share goal shall be certified upon two consecutive quarters of exceeding the predetermined earnings per share expectations. In early 1998, the Committee determined that the Company's 1997 performance met certain earnings per share objectives outlined under the Plan. In recognition of these achievements, the Committee will award shares of stock to all Named Executive Officers, including the Chief Executive Officer, and other officers at the maximum payout level.

(2) The plan shall be in effect until otherwise determined by the Compensation Committee, or December 31, 1998, whichever is earlier.
--------------------------------------------------------------------------------

PERFORMANCE GRAPH

     The following graph compares the annual changes in the cumulative total shareholder return on the Company's common stock during the five years ending December 31, 1997, with the cumulative total return on the S&P 500 Index and the Value Line Specialty Chemicals Group. The comparison assumes that $100.00 was invested on December 31, 1992, in the Company's common stock, the S&P 500 Index, and the Value Line Specialty Chemicals Group and assumes the reinvestment of dividends.


In the printed version there appears a line graph depicted by the following plot points:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


         Value Line        S&P 500        BTL
1992       100                100        100
1993       112                110         73
1994       110                112         76
1995       136                153         73
1996       156                188        104
1997       202                251        110

PENSION PLAN TABLE

     The Company's Employee Retirement Plan was established in 1953. The Plan, which is noncontributory, presently covers all U.S. employees of the Company and its domestic subsidiaries who meet the Plan's eligibility requirements. Upon retirement, eligible employees are entitled to receive retirement payments in accordance with one of several optional forms of payment.

     The Plan, as amended, provides an annual retirement benefit in an amount determined by multiplying the participant's final average earnings (defined as the highest three consecutive years of service) by 1.2% for each of the participant's first thirty-five years of service and adding to that an amount determined by multiplying the participant's final average earnings in excess of covered compensation (defined as an accumulated average of Social Security wage bases) by 0.6% for each of the participant's first thirty-five years of service.

     The amount of the estimated retirement income will be reduced for early retirees and for vested terminated employees not working to normal retirement age of 65 to conform to the maximum benefit limitations imposed by the Employee Retirement Income Security Act of 1974 (ERISA). The BetzDearborn Inc. Benefit Restoration Plan restores any benefits reduced by the maximum benefit limitations of ERISA. Benefits under the Retirement Plan are computed on the basis of a single life annuity.

     The following table shows the estimated annual benefits payable under the Plan and Benefit Restoration Plan to eligible employees retiring in 1998 at normal retirement age in the stated salary classifications.
--------------------------------------------------------------------------------

                               YEARS OF PARTICIPATION IN PLAN
    FINAL AVERAGE   ----------------------------------------------------
      EARNINGS         15         20         25         30         35
------------------------------------------------------------------------
      $250,000      $ 64,698   $ 86,265   $107,831   $129,397   $150,963
       300,000        78,198    104,265    130,331    156,397    182,463
       400,000       105,198    140,265    175,331    210,397    245,463
       500,000       132,198    176,265    220,331    264,397    308,463
       600,000       159,198    212,265    265,331    318,397    371,463
       700,000       186,198    248,265    310,331    372,397    434,463
       800,000       213,198    284,265    355,331    426,397    497,463
       900,000       240,148    320,265    400,331    480,397    560,463
--------------------------------------------------------------------------------

     Retirement benefits paid to the Company's executive officers identified in the Summary Compensation Table are determined by their respective annual compensation listed in columns (c) and (d) and any qualifying compensation in column (e). The retirement benefits are paid out of the Company's Employee Retirement Plan to the extent permitted by the Internal Revenue Code. The balance of benefits, if any, is paid by the Company's Benefit Restoration Plan. As of February 20, 1998, the following individuals have the respective years of credited service for Retirement Plan purposes set forth after their names: Mr. Cook, 26; Mr. Heberle, 32; Mr. Holland, 27; Mr. Kutsche 26; and Mr. Rankin, 28.

EMPLOYMENT AGREEMENTS

     The Company has executed or will execute in 1998 new Employment Agreements with each of the Named Executive Officers of the Company. Such agreements provide for the employment of each Named Executive Officer for a period of five years, unless sooner terminated by death, disability, voluntary resignation or termination for cause. Employment may also be terminated by the Board without "cause" (as defined in the agreement) or by the Named Executive Officer for "good reason"

(as defined in the agreement). In such cases, the Company agrees to pay the employee two years' base salary in 24 equal, monthly installments and bonuses for the next two fiscal years of the Company, based on the bonus amounts actually paid to similarly situated executives (without regard to any discretionary component) during those years. Additionally, any restricted stock awards made to the Named Executive Officer under the Company's Employee Stock Incentive Plan and stock options granted under the Company's Stock Option Plan of 1987 shall continue to vest during the two year period following termination. Finally, the Named Executive Officer will be entitled to welfare benefit continuation, to the extent permitted under the terms of the plans, and to a payment equal to the pension benefits that would have been earned had the employee continued in his or her present capacity for two years.

     In the event that the employee's employment is terminated without cause or for good reason within the two year period following a "change of control" (as defined in the agreement), the Named Executive Officer is entitled to a payment in a single lump sum equal to three times the sum of (1) his base salary and (2) the greater of his target bonus payment for such fiscal year or the average of the bonuses paid to the employee during the three preceding fiscal years. The employee shall, upon such termination, vest in all his or her outstanding shares of restricted stock and stock options and shall be entitled to welfare benefit continuation for three years to the extent permitted by the underlying plans (or payment in lieu thereof to the extent not permitted) and a payment for lost pension benefits which would have been earning during the three year period following termination. Further, in the event that any such payments are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the Company agrees to reimburse the employee for such excise tax payments (or pay such amount to the appropriate taxing authorities) and for any income tax on such reimbursements, as well as for any taxes resulting for the loss of any deductions because of the inclusion in the employee's income of such payment.

     The agreements also contain covenants whereby the employee agrees, both during and after employment, to protect and not divulge the Company's proprietary and confidential information. Employee must also agree not to work for or substantially invest in a competitor during employment and for two years following termination of active employment. If the employee's employment is terminated as a result of a change of control of the Company, the prohibition against working for a competitor is lifted.

          PROPOSAL NO. 2: APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK

     On February 12, 1998, the Board of Directors adopted, subject to shareholder approval, an amendment to the Company's Restated Articles of Incorporation to increase the number of the Company's authorized shares of common stock from 90,000,000 to 250,000,000. Article 5 of the Restated Articles of Incorporation, as proposed to be amended, is attached to this proxy statement as Exhibit A ("Common Stock Amendment").

     REASONS FOR AMENDMENT. The Company believes it is desirable to have the additional authorized shares of common stock available for future financing and acquisition transactions, stock dividends and stock splits, employee benefit plans, and other general corporate purposes. All authorized but unissued shares of common stock, including the additional shares authorized by the Common Stock Amendment, will be available for issuance without further action by the shareholders, unless such action is required by applicable law or the rules of the New York Stock Exchange, where the Company's common stock is currently listed.

     PRINCIPAL EFFECTS. The additional shares of common stock to be authorized by the Common Stock Amendment would have rights identical to the currently authorized common stock of the Company. Any future issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share of common stock and on the equity and voting rights of those holding common stock at the time such shares are issued. From time to time the Company evaluates the desirability of stock splits at various ratios and various prices. However, the Company presently has no plans, arrangements or understandings for the issuance of additional shares of common stock, except in connection with employee benefit plans.

     The Company has a Shareholder Rights Plan to protect shareholder interests in the event that the Company is confronted by hostile acquirers. Under the terms of such Plan, each holder of shares of common stock owns purchase rights equal to the number of shares held. Each purchase right entitles the holder to purchase one additional share of the Company's common stock if there are attempts to gain control of the Company without offering fair value to the Company's shareholders. Under such circumstances, additional authorized shares of common stock would need to be available to shareholders wishing to exercise their purchase rights pursuant to the Plan. However, the Board has no knowledge of any effort to accumulate the Company's securities or to obtain control of the Company. The proposed amendment is not part of a plan by management to adopt a series of antitakeover provisions. The Board has no present intention to issue rights to acquire additional shares.

--------------------------------------------------------------------------------
            The Board of Directors recommends that the shareholders
        vote FOR the amendment to the Restated Articles of Incorporation to increase the number of authorized shares of common stock.

              PROPOSAL NO. 3: APPROVAL OF AMENDMENTS TO THE BYLAWS

     On December 11, 1997, the Board approved a resolution to submit proposed amendments to Section 4.01(b) and Article VII of the Bylaws of the Company to the shareholders for approval. Section 4.01(b) of the Bylaws relates to the personal liability of the Directors. Article VII of the Bylaws pertains to the indemnification of Directors, officers and other authorized representatives.

     The amendments, as proposed, are designed to update the current Bylaws of the Company by giving full effect to provisions of the Pennsylvania Business Corporation Law ("BCL") applicable to Director liability and indemnification of Directors, officers and other authorized representatives. The current Bylaws of the Company were adopted by the Board in 1988, prior to the enactment of the BCL. The proposed amendments, if approved by the shareholders, will conform the Company's Bylaws more closely with the applicable provisions of the BCL.

LIABILITY OF DIRECTORS

  REASONS FOR AMENDMENT

     In 1987, Pennsylvania enacted the Directors' Liability Act. Among other things, the Act provided that whenever the bylaws of a corporation, by vote of the shareholders, so provided, a director would not be personally liable for monetary damages except if the director breached or failed to perform the duties of his office as prescribed by the Act and the breach or failure to perform constituted self-dealing, willful misconduct, or recklessness. An exception was provided for violation of criminal statutes and liability for payment of taxes.

     The current Bylaws of the Company incorporate the standards of conduct in the Act. The BCL, enacted after the adoption of the Company's current Bylaws, included most of the material features of the Act, but also set forth some additional provisions relating to the standard of conduct and duties of directors. Because the BCL has a somewhat broader standard, the Board believes it is appropriate to replace the old language in the Company's Bylaws with a reference to the current standard in the BCL.

     Proposed Section 4.01(b) is set forth as Exhibit B1. This amendment does not eliminate a Director's duty of care. It provides that a Director shall not be personally liable for money damages except if he or she breaches or fails to perform the duties of his or her office as prescribed by the referenced subchapter of the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Section 4.01(b), as proposed, retains the exception for violation of criminal statutes and liability for payment of taxes. The Board believes that by adopting the BCL's standard of conduct, it will remove uncertainties under which Directors who act in good faith may nevertheless be held personally liable for damages as a result of suits against them. As a result, Directors will not be reluctant to perform certain aspects of their jobs which may subject them to personal liability, the performance of which is necessary to properly conduct the Company's business.

  PRINCIPAL EFFECTS

     The proposal to amend Section 4.01(b) of the Company's Bylaws would incorporate the standard of conduct for Directors set forth in the BCL. Section 4.01(b), as proposed, is designed to protect Directors from liability for monetary damages to either the Company or its shareholders for mistakes or errors of judgment made in good faith and after reasonable inquiry which, at some future date, might be considered to constitute a breach of their duty of care. Directors who breach or fail to perform the duties of their office as prescribed in the Bylaws and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness are not relieved from personal liability to the Company or the shareholders by this amendment. Additionally, those maintaining lawsuits against the Company's Directors would be able to obtain equitable remedies, such as injunctive relief, in appropriate situations.

INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHER AUTHORIZED REPRESENTATIVES

  REASONS FOR AMENDMENTS

     The Act also broadened the power of a corporation to indemnify its directors, officers, and other authorized representatives by expressly providing that a corporation would have the power to indemnify such persons in all instances except where an act or a failure to act constitutes willful misconduct or recklessness. Like the provisions of the Act with respect to director liability, the indemnification provisions are considered essential in order to induce qualified persons to act as Directors of the Company.

     The provisions in the Act relating to indemnification were carried over into the BCL. The Company's present Bylaws, however, do not take full advantage of the power afforded a corporation in the BCL. Under the proposed amendment, the Company would be permitted to indemnify its Directors, officers, and other authorized representatives to the fullest extent permitted under Pennsylvania law.

  PRINCIPAL EFFECTS

     The proposal to amend Article VII of the Company's Bylaws would provide for the mandatory indemnification of Directors, officers and authorized representatives to the full extent permitted by the BCL except where such indemnification is prohibited by law or is finally determined to constitute willful misconduct or recklessness. The current Bylaws provide for mandatory indemnification although not to the extent permitted by the BCL. The proposed amendment also provides for the mandatory advancement of expenses including attorneys' fees and disbursements to Directors, officers, and authorized representatives which, under the current Bylaws, is permissive.

     Proposed Article VII is set forth in Exhibit B2. Its significant features are the following:

          1. The obligation to indemnify Directors and officers is mandatory in all cases except where the indemnification is prohibited by law or is finally determined to constitute willful misconduct or recklessness.

          2. The Board would have the power to designate persons other than Directors and officers to be "indemnified representatives," but such persons would not automatically be entitled to indemnification under the Bylaws.

          3. Advancement of expenses (including attorneys' fees and disbursements) would be mandatory in the proposed Bylaws. The only condition is the receipt of an undertaking by the indemnified representative to repay the amount if it is ultimately determined that the person is not entitled to indemnification.

          4. The Bylaws have the status of a contract between the Company and the indemnified person. Any amendment of the Bylaws would have only prospective effect on the rights of an indemnified person.

          5. Any dispute relating to the right to indemnification, contribution, or advancement of expenses would be decided by arbitration in accordance with the rules of the American Arbitration Association, and any award entered by the arbitrators would be final, binding and nonappealable.

     The Board is not aware of any pending or threatened litigation or any act or omission on the part of any Director which would relieve any Director of liability, or by which any Director, officer, or authorized representative would be entitled to any greater indemnification under the proposed amendment than that available under the present Bylaws dealing with indemnification.

     The Board believes that adoption of this amendment will enhance the Company's ability to attract and retain qualified Directors. It provides additional protection for Directors who act on behalf of the Company in good faith and upon reasonable inquiry, thereby encouraging them to make decisions on their own merit rather than on a desire to avoid personal liability. The Board also believes that liability insurance carriers offering Directors and Officers' liability insurance will regard the amendments favorably, which may assist the Company in obtaining adequate coverage for Directors and officers in the future.

     If approved, the proposed amendments to Section 4.01(b) and Article VII of the Company's Bylaws will become effective immediately. The texts of the proposed amendments are attached hereto as Exhibits B1 and B2, and this discussion of the proposed amendments is qualified in its entirety by reference to such exhibits.

--------------------------------------------------------------------------------
            The Board of Directors recommends that the shareholders
           vote FOR the amendments to Section 4.01(b) and Article VII of the Company's Bylaws.

         PROPOSAL NO. 4: RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board, on the recommendation of the Company's Audit Committee, has nominated Ernst & Young LLP as independent auditors for the year ending December 31, 1998. Ernst & Young LLP has been the Company's independent auditors since the Company's first public offering of its securities in 1965. Although not required, the Board has determined that it is desirable to have the appointment of the Company's independent auditors ratified by the shareholders of the Company. In the event Ernst & Young LLP is not ratified, the Board would reconsider its choice. Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will be accorded an opportunity to make a statement should they so desire and are expected to be able to respond to appropriate questions from shareholders.

--------------------------------------------------------------------------------
            The Board of Directors recommends that the shareholders
                vote FOR the appointment of Ernst & Young LLP as
                 independent auditors for the Company for 1998.

                           VOTE REQUIRED FOR APPROVAL

     Matters submitted to shareholders of record are decided by the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, at a meeting at which a quorum is present, though such majority may be less than a majority of all the shares entitled to vote. Under applicable Pennsylvania law, if a quorum is present with respect to a specific matter, such matter will be authorized upon receiving approval by a majority of the votes cast. For such purposes an abstention, broker non-vote or the specific direction not to cast any vote on any specific matter will not constitute the casting of a vote on such matter.

                        VOTING OF STOCK IN PLAN ACCOUNTS

     The Company's Employee Stock Ownership and 401(k) Plan permits plan participants to direct the plan Trustee how to vote the shares of common stock and preferred stock allocated to their accounts. The Trustee will vote all shares of common stock and preferred stock for which no participant directions are received in the same proportion as all the shares of common stock and preferred stock for which directions are received.

                                 OTHER MATTERS

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission. Directors, officers and shareholders owning greater than 10% of the Company's securities are required by Commission regulations to furnish the Company with copies of all Forms 3, 4, and 5 they file.

     Based solely upon the Company's review of copies of such forms it has received, the Company believes that all of its Directors, officers, and shareholders owning greater than 10% of the Company's securities complied with all filing requirements applicable to them under Section 16(a) of the Exchange Act during fiscal year 1997.

SHAREHOLDER PROPOSALS

     Under the Securities and Exchange Commission rules, certain shareholder proposals may be included in the Company's proxy statement. Any such proposal for the 1999 Annual Meeting must be received by the Company no later than November 9, 1998. All proposals should be submitted to Linda R. Hansen, Secretary, BetzDearborn Inc., 4636 Somerton Road, Trevose, Pennsylvania 19053.

     The Board knows of no other matters which will be brought before the Meeting by any person other than those matters set forth in the attached Notice of Annual Meeting of Shareholders. If, however, any other matter shall properly come before the Meeting or any adjournment thereof, the persons named in the Proxy will vote thereon in accordance with their best judgment.

                                                                 Linda R. Hansen
                                                                    Secretary

Dated: March 9, 1998

                                                                       EXHIBIT A

                     PROPOSED AMENDMENT TO ARTICLE 5 OF THE
                       RESTATED ARTICLES OF INCORPORATION
                              OF BETZDEARBORN INC.

     The aggregate number of shares which the Corporation has authority to issue is 251,000,000 shares, divided into 1,000,000 Preferred Shares of the par value of $.10 per share, and 250,000,000 Common Shares of the par value of $.10 per share.

                                                                      EXHIBIT B1

                          PROPOSED SECTION 4.01(B) OF

                        THE BYLAWS OF BETZDEARBORN INC.

(b) LIABILITY OF DIRECTORS.

     (1) No director, including a director who is also an officer, of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, in his or her capacity as a director, including such director's duties as a member of any committee of the Board of Directors on which he or she may serve, unless:

          (A) the director has breached or failed to perform the duties of his or her office under Subchapter 17B of the Business Corporation Law or any successor provision; and

          (B) such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     (2) The provisions of paragraph (1) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or Federal law.

                                      B1-1

                                                                      EXHIBIT B2

                            PROPOSED ARTICLE VII OF
                        THE BYLAWS OF BETZDEARBORN INC.

                                  ARTICLE VII
                   INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                        OTHER AUTHORIZED REPRESENTATIVES

Section 7.01. SCOPE OF INDEMNIFICATION.

     (a) GENERAL RULE. The Corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

          (1) where such indemnification is expressly prohibited, or been finally determined to be unlawful, under applicable law; or

          (2) where the conduct of the indemnified representative has been finally determined to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S. Section1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct.

     (b) PARTIAL PAYMENT. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such indemnified representative for such portion of the liabilities.

     (c) NO PRESUMPTION. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

     (d) DEFINITIONS.  For purposes of this Article:

          (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the Corporation, or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another Corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

          (2) "indemnified representative" means any and all directors and officers of the Corporation and any other person designated as an indemnified representative by the Board of Directors of the Corporation (which may, but need not, include any person serving at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another Corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

          (3) "liability" means any damages, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan or reasonable expense of any nature (including, without limitation, attorneys' fees and disbursements); and

          (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative, or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

                                      B2-1

     Section 7.02. PROCEEDINGS INITIATED BY INDEMNIFIED REPRESENTATIVES. Notwithstanding any other provision of this Article, the Corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

     Section 7.03. ADVANCING EXPENSES. The Corporation shall pay the reasonable expenses (including attorneys' fees and disbursements) incurred by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 or the initiation of or participation in which is authorized pursuant to Section 7.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 7.06 that such person is not entitled to be indemnified by the Corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

     Section 7.04. SECURING OF INDEMNIFICATION OBLIGATIONS. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

     Section 7.05. PAYMENT OF INDEMNIFICATION. An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the Corporation.

     Section 7.06. ARBITRATION.

          (a) GENERAL RULE. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the Corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

                                      B2-2

          (b) QUALIFICATIONS OF ARBITRATORS. Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a Corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System.

          (c) BURDEN OF PROOF. The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

          (d) EXPENSES. The Corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

          (e) EFFECT. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 7.01(a)(2) in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

     Section 7.07. CONTRIBUTION. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

     Section 7.08. MANDATORY INDEMNIFICATION OF DIRECTORS, OFFICERS. ETC. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1741 or 1742 of the Business Corporation Law or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

     Section 7.09. CONTRACT RIGHTS; AMENDMENT OR REPEAL. All rights under this Article shall be deemed a contract between the Corporation and the indemnified representative pursuant to which the Corporation intends to be legally bound. Any repeal, amendment or modification of this Article by the Corporation that impairs the rights of any indemnified representative or limits the obligations of the Corporation shall be prospective only and shall not impair or affect any rights or obligations arising from service as an indemnified representative prior to the effective date of such repeal, amendment or modification.

     Section 7.10. SCOPE OF ARTICLE. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs and personal representatives of such a person.

     Section 7.11. RELIANCE ON PROVISIONS. Each person who shall act as an indemnified representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article.

     Section 7.12. INTERPRETATION. The provisions of this Article are intended to constitute bylaws authorized by 15 Pa.C.S. ss.1746.

                                      B2-3

[BETZDEARBORN LOGO]
Shaping the Future of Water & Process Treatment


Printed on recycled paper.(C) 1998, BetzDearborn Inc. All rights reserved.

                                BETZDEARBORN INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS APRIL 9, 1998

     The undersigned hereby appoints John W. Boyer, Jr., John A. H. Shober and Patrick F. Brennan, or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in BetzDearborn Inc. (the "Company").

                   (Continued and to be signed on other side)

A /X/   Please mark your
        votes as in this
        example.



The shares represented by this Proxy card will be voted FOR Proposals 1 through 5, if no instruction to the contrary is indicated or if no instruction is given.

                    FOR       WITHHELD
1. To elect the     / /         / /          Nominee:
   following                                 John G. Drosdick
   nominee, as
   set forth in the proxy statement.



2. To approve an amendment to the Company's Restated Articles of Incorporation.

FOR       AGAINST         ABSTAIN

/ /         / /             / /


3. To approve amendments to the Company's Bylaws.

/ /         / /             / /


4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1998.

/ /         / /             / /

5. To transact such other business as may properly come before the annual meeting or any adjournment thereof.


PLEASE MARK, SIGN, DATE AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.



SIGNATURE(S) -------------------------------------------------------------------
---------------------------- DATE ----------------------------

NOTE: Please sign exactly as name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.

                                BETZDEARBORN INC.

            INSTRUCTION CARD FOR THE ANNUAL MEETING ON APRIL 9, 1998

      The undersigned hereby instructs American Stock Transfer & Trust Company to vote as designated on the reverse all the preferred and common shares of BetzDearborn Inc. (the "Company") entitled to be voted by the undersigned under the Company's Employee Stock Ownership and 401(k) Plan.

                         (To be signed on Reverse Side)

A /X/   Please mark your
        votes as in this
        example.

The shares represented by this Proxy card will be voted FOR Proposals 1 through 5, if no instruction to the contrary is indicated or if no instruction is given.


                    FOR       WITHHELD
1. To elect the     / /         / /          Nominee:
   following                                 John G. Drosdick
   nominee, as
   set forth in the proxy statement.



2. To approve an amendment to the Company's Restated Articles of Incorporation.

FOR       AGAINST         ABSTAIN

/ /         / /             / /


3. To approve amendments to the Company's Bylaws.

/ /         / /             / /


4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1998.

/ /         / /             / /

5. To transact such other business as may properly come before the annual meeting or any adjournment thereof.


PLEASE MARK, SIGN, DATE AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.



SIGNATURE(S) -------------------------------------------------------------------
---------------------------- DATE ----------------------------

NOTE: Please sign exactly as name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing, giving full title as such.